Exhibit 99.1

PLG Overview

For the LTM period ending September 30, 2012, the latest period for which financial information for the PLG business has been provided in connection with the proposed acquisition, PLG reported to WMG that the business had revenues of £308 million (or $471 million).

WMG Standalone Update

LTM 3/31/13E Covenant EBITDA is expected to be in the range of $483 – $493 million. Represents year-over-year growth of 6% – 8%.

Pro Forma Company

PLG has meaningful operational overlap with WMG and, as a result, WMG currently believes there are potential cost synergies of ~$70 million.

LTM 3/31/13E pro forma Covenant EBITDA of $653 – $663 million.1

Pro forma Senior Secured net leverage range of 2.7x – 2.8x.2

[1]

See “Non-GAAP Financial Measures; Basis of Presentation” under Item 7.01 of this report for a description of Covenant EBITDA. WMG’s estimate for pro forma Covenant EBITDA for the twelve months ended 3/31/13 includes EBITDA of £65.2 million (or $99.8 million) for the PLG business, as provided to WMG in connection with the PLG Acquisition, and WMG’s current estimate of ~$70 million of synergies.

[2]	Refer to the pro forma capitalization table below for calculation of pro forma Senior Secured net leverage.

Sources & Uses

($ in millions)
Sources		Uses
New Incremental Term Loan (1)	$820	Purchase of PLG	$745
		Fees and expenses	43	(2)
		Cash to remain on balance sheet	32

Total sources	$820	Total uses	$820

Note: WMG also currently intends to use approximately $175 million of available cash to repay existing secured indebtedness. See pro forma capitalization table below.

(1)	As part of the PLG Acquisition, a subsidiary of the Company has also entered into a put option (the “Put Option”) with a subsidiary of Universal in respect of the outstanding shares of EMI Music France SAS (“EMI France”). Pursuant to the terms of the Put Option, it is expected that the seller will, upon completion of a consultation process with certain employee representatives of EMI France, exercise the Put Option and execute a definitive agreement for the sale of EMI France in a form that has been agreed between the Company and Universal. The consideration for the purchase of EMI France represents £72.6 million, or approximately $111.1 million, of the aggregate consideration payable for the PLG Acquisition. WMG expects that the exercise of the Put Option and sale of EMI France shall be consummated in connection with the consummation of the PLG Acquisition; however, the acquisition of EMI France may be delayed until after the closing of the other businesses of PLG or may not be completed if the consultation conditions are not satisfied or if the seller does not exercise the Put Option. As such, the Term Loan may close in two separate draws.
(2)	Includes $11 million transaction fee payable to Access Industries under the management agreement (as defined in the indenture governing WMG’s existing unsecured notes).

Pro Forma Capitalization

		Cumulative Net		Adjustments			Cumulative
	Estimated 3/31/13	Leverage (1)		Repayment of Existing Debt	Acquisition Financing	Pro Forma 3/31/13	Net Leverage (1)		% of Total Capitalization
($ in millions)		Low	High				Low	High
Cash and cash equivalents (2)	$295			($175)	$32	$152
$150mm Revolving Credit Facility	—			—	—	—
Senior Secured Notes (2)(3)	723			(72)	—	651
Existing Term Loan Facility(2)	592			(100)	—	492
New Term Loan Facility	—			—	820	820

Total WMG Secured Debt	$1,315	2.4x	2.4x	($172)	$820	$1,963	2.8x	2.7x	49.0%

Sr. Unsecured Notes	765			—	—	765

Total WMG Opco Debt	$2,080	4.0x	3.9x	($172)	$820	$2,728	3.9x	3.9x	68.1%

Sr. Unsecured HoldCo Notes	150			—	—	150

Total debt	$2,230	4.3x	4.2x	($172)	$820	$2,878	4.2x	4.1x	71.8%

Cash Equity	1,129			—	—	1,129			28.2%

Total capitalization	$3,359			($172)	$820	$4,007			100.0%

Net debt	$1,935					$2,726

LTM 3/31/13E Covenant EBITDA		$483	$493				$483	$493
PLG Adjustment		—	—				170	170
LTM 3/ 31/ 13 pro forma Covenant EBITDA		$483	$493				$653	$663

(1)	Net of $150 million of maximum cash applied to calculation of net leverage. Leverage calculation based on estimated 3/31/13 Covenant EBITDA range of $483 million – $493 million (standalone) and $653 million – $663 million (pro forma for the PLG Acquisition and estimated synergies). See “Non-GAAP Financial Measures; Basis of Presentation” under Item 7.01 of this report for a description of Covenant EBITDA. WMG’s estimate for pro forma Covenant EBITDA for the twelve months ended 3/31/13 includes EBITDA of £65.2 million (or $99.8 million) for the PLG business, as provided to WMG in connection with the proposed acquisition, and WMG’s current estimate of ~$70 million of synergies.
(2)	Represents estimated cash balance as of 3/31/13. WMG currently intends to use approximately $175 million of available cash to redeem or repay existing senior secured indebtedness. For purposes of this pro forma presentation, assumes the use of $175 million of available cash (i) to redeem $72 million in aggregate principal amount of WMG’s existing senior secured notes and to pay related call premiums of 3% and, (ii) prior to the completion of the new term loan financing, to repay $100 million in aggregate principal amount of borrowings under WMG’s existing senior secured term loan facility. The amount and timing of any such redemption or repayment, and the indebtedness to be repaid, will depend on the amount of cash available and other circumstances at the time WMG elects to make any such repayment.
(3)	Assumes €175 million senior secured notes converted at an exchange rate of 1 EUR = 1.27 USD as of March 28, 2013.

Recent Developments

($ in millions)	FYE September 30,		LTM ended	Quarter ending,			LTM ended 3/31/13E
	2011	2012	12/31/12	3/31/12	3/31/13E		Low	High

					low	high
Recorded Music	$2,342	$2,275	$2,273	$499	$546	$562	$2,320	$2,336
Music Publishing	544	524	519	127	125	129	517	521
Intercompany eliminations	(19)	(19)	(18)	(3)	(6)	(6)	(21)	(21)

Total revenue	$2,867	$2,780	$2,774	$623	$665	$685	$2,816	$2,836
Recorded Music	$282	$283	$293
Music Publishing	147	152	152
Corporate expenses and elimination	(139)	(82)	(79)

OIBDA	$290	$353	$366	$85	$111	$121	$392	$402
Recorded Music margins	12%	12%	13%
Music Publishing margins	27%	29%	29%
Covenant EBITDA(1)	$453	$464	$460	NA	NA	NA	$483	$493

(1)	See “Non-GAAP Financial Measures; Basis of Presentation” under Item 7.01 of this report for a description of Covenant EBITDA. See below for a reconciliation of net income (loss) and OIBDA and Covenant EBITDA.

PLG Overview

PLG includes a broad range of some of the world’s best-known recordings and classic and contemporary artists spanning a wide array of musical genres. PLG is comprised of the historic Parlophone label and Chrysalis and Ensign labels in the UK, as well as EMI Classics and Virgin Classics,3 and EMI’s recorded music operations in Belgium, Czech Republic, Denmark, France, Norway, Poland, Portugal, Slovakia, Spain and Sweden.

PLG’s top artists include Air, Alain Souchon, Camille, Coldplay, Daft Punk, Danger Mouse, David Bowie, David Guetta, Deep Purple, Duran Duran, Gorillaz, Iron Maiden, Jean-Louis Aubert, Jethro Tull, Julien Clerc, Kylie Minogue, M. Pokora, Magic System, Pablo Alborán, Pink Floyd, Radiohead, Roxette, Tina Turner and Tinie Tempah, as well as many developing and up-and-coming artists.

In connection with the PLG transaction, PLG has reported to WMG the following information about the PLG business:4

(£ in millions)	Fiscal year ending,		LTM Sept 30,
	3/30/11	3/30/12	2012
Physical	156.8	193.5	158.3
Digital	68.4	91.3	95.6
Other	52.2	54.2	54.1

Total sales	£277.4	£339.0	£308.0
Total COGS	(134.9)	(186.1)	(162.0)

Total gross profit	£142.4	£152.9	£145.9
% gross margin	51.3%	45.1%	47.4%

[3]	EMI Classics and Virgin Classics brand names are not included with the PLG Acquisition. WMG intends to rebrand these businesses following the PLG Acquisition.
[4]	See “Non-GAAP Financial Measures; Basis of Presentation” under Item 7.01 of this report for a description of financial information about the PLG business.

Acquisition Rationale

Highly Stable Recorded Music Catalog

Large, diverse catalog of hundreds of thousands of recordings from thousands of artists across multiple territories and genres

Stable and predictable long-term revenue streams with highly scalable cost structure

WMG believes catalog has historically contributed a higher proportion of run-rate revenue than new music

Key catalog artists include David Bowie, Tina Turner, Deep Purple, Jethro Tull and Pink Floyd

Attractive Roster with Strong New Release Potential

Key roster artists include Coldplay, Tinie Tempah, Eliza Doolittle, Kylie Minogue and Danger Mouse in the UK, supported by a strong roster in other PLG territories, including David Guetta and Pablo Alborán

Licensing, neighboring rights and brand partnerships will continue to drive high-margin revenue

EMI Classics and Virgin Classics are highly respected in the industry and are home to some of the top classical recordings of the past century[5]

Upside in Digital Revenue Growth

Growth opportunity in digital music via higher-margin models with upside in the PLG European territories

European territories well positioned to benefit from growth in streaming services, with a particular focus in the Nordics

Increased Capacity in Local Repertoire

Opportunity to strengthen WMG’s local repertoire, a segment of the market which is outgrowing international (Anglo/U.S.) repertoire, which will help drive growth of revenues from emerging national digital services

Opportunity to expand WMG’s presence in European markets where WMG has historically been relatively weak; the acquired repertoire provides sufficient scale to compete effectively in these territories

Increased Competition	Increased market share will put WMG on more competitive footing with Universal and Sony, globally and across the PLG divested territories, which will lead to greater competition and promote innovation across the industry

Enhanced Analytics Expertise	PLG’s consumer and partner data analytics tools (Insight) will not be conveyed in the transaction; however, the PLG employee base, which built the system and used it for marketing and promotion and other decisions, will bring analytic expertise to WMG to improve operating processes and ensure more efficient decision making

[5]	EMI Classics and Virgin Classics brand names are not included with the PLG Acquisition. WMG intends to rebrand these businesses following the PLG Acquisition.

Synergies

PLG has meaningful operational overlap with WMG and, as a result, WMG currently believes there are potential cost synergies of ~$70 million

Integration of PLG team and infrastructure into WMG will include a “best of breed” rationalization analysis in certain functions and territories to ensure optimal structure for the combined business post-transition

Covenant EBITDA Reconciliation

	FYE September 30,				LTM period ending,
($ in millions)	2009	2010	2011	2012	12/31/12	3/31/13E
Net Loss(1)	($104)	($145)	($206)	($109)	($162)
Income tax expense	50	41	30	1	(16)
Interest expense, net	195	190	213	225	221
Depreciation and amortization	262	258	258	244	245
Loss on extinguishment of debt	—	—	—	—	83
Other (income) expense, net	(6)	4	(5)	(8)	(5)

OIBDA(2)	$397	$348	$290	$353	$366	$392–$402

Restructuring costs				45	43
Net hedging and foreign exchange losses				1	6
Management fees				8	8
Transaction costs				16	12
Business optimization expenses				6	8
Other income (expense), net				5	(2)
Pro forma savings				30	19

WMG Covenant EBITDA(3)				$464	$460	$483–$493

PLG EBITDA(4)						$100

(+) Synergies						$70

Pro forma EBITDA						$653–$663

(1)	From continuing operations.
(2)	There are no reconciling items between Parent OIBDA and WMG OIBDA.
(3)	Covenant EBITDA of WMG as presented herein is a financial measure defined in the indenture governing WMG’s existing unsecured notes as “EBITDA”. Covenant EBITDA differs from the term “EBITDA” as it is commonly used. For example, the definition of Covenant EBITDA, in addition to adjusting net income of WMG to exclude interest expense, income taxes and depreciation and amortization, also adjusts net income by excluding items or expenses not typically excluded in the calculation of “EBITDA” such as, among other items, (i) the amount of any restructuring charges or reserves; (ii) any non-cash charges (including any impairment charges); (iii) any net loss resulting from hedging currency exchange risks; (iv) the amount of management, monitoring, consulting and advisory fees paid to Access under the management agreement (as defined in the indenture governing WMG’s existing unsecured notes); (v) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and (vi) stock-based compensation expense and also includes an add-back for certain projected cost savings and synergies.
(4)	Includes PLG EBITDA of £65.2 million for the LTM period ended 9/30/12 converted at an exchange rate of GBP:USD 1:1.53 as of 4/12/13.

WMG Operating Performance Comparison

Metrics	CY2011	CY2012	Quarter Ended 3/31/13
($ in millions)
Y-o-Y Unit Sales (US)	(2.7%)	(1.2%)	7.2%
YTD Market Share (US)	18.7%	18.9%	20.1%

PLG Represents An Attractive Acquisition

Strategic and operational fit

Stable Recorded Music catalog with attractive roster with strong new release potential

Upside in potential for digital revenue and growth via higher margin-models and in the PLG European territories

Increased capacity in local repertoire

Improved sponsorship & branding opportunities

Initial cost saving opportunities

PLG has meaningful operational overlap with WMG and, as a result, WMG currently believes there are potential cost synergies of ~$70 million

WMG to identify “best of breed” in certain functions across both PLG and WMG overhead base

WMG believes potential cost synergies could come from various areas, including the integration of systems, logistics, office buildings, supply chain and distribution channels as well as the integration of support and shared service functions in those territories where duplication exists.

Transition Services Agreement with Universal expected to minimize disruption to the ongoing business